Exhibit 10.10

EXECUTION COPY

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of July 1, 2025 (the “Effective Date”) by and between Channel Therapeutics Corporation, a Nevada corporation (“Contributor”), and Channel Pharmaceutical Corporation, a Nevada corporation (the “Company” or “Recipient”). Contributor and the Company are collectively referred to herein as the “Parties.” Defined terms used in this Agreement which are not elsewhere defined are defined in Section E(xii) hereof.

RECITALS

WHEREAS, Contributor is a clinical-stage biotechnology company focused on developing and commercializing novel, non-opioid, non-addictive therapeutics to alleviate pain, and owns certain patents and “Know How” (as defined herein) and other technology relating to the sodium ion-channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks (collectively, the “Intellectual Property Rights”); and

WHEREAS, Contributor desires to contribute the Intellectual Property Rights to the Company, and the Company desires to acquire the Intellectual Property Rights from Contributor, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

A.       Transactions and Agreements

i.             Transferred Assets. Contributor hereby agrees to contribute, convey, transfer, assign and deliver to the Company, and the Company agrees to accept from Contributor, all right, title and interest that Contributor possesses and has the right to transfer, in each case, in, to and under certain Intellectual Property Rights and certain other assets set forth on Schedule A attached hereto (together with all accounts, agreements (as from time to time amended, restated, reformed, supplemented or otherwise modified, and any annexes, exhibits and schedules thereto), licenses, contract rights, general intangibles, goods, inventory and all cash, cash-equivalents and non-cash proceeds and products of the foregoing, collectively, the “Transferred Assets”).

ii.            Issuance of Stock. The Company shall deliver to Contributor 100 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Company.

iii.           License Right. The Company shall have the option to license all intellectual property Contributor owns or controls as might be necessary to allow the Company to develop and commercialize NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks. The license shall be nonexclusive, unless otherwise agreed, and the terms of the license agreement shall be negotiated between the Company and Contributor. This option and the license are granted as part of the consideration contemplated in this Agreement and the additional consideration the Company shall pay to Contributor under the license will be no more than $1.00.

iv.           IP Assignment and Assumption Agreement. On or prior to the date hereof, Contributor and the Company shall have entered into one or more IP Assignment and Assumption Agreements, substantially in the form attached hereto as Exhibit A (each, an “IP Assignment and Assumption Agreement”).

B.       Representations and Warranties

i.             Representations and Warranties of the Parties. Each Party makes the following representations and warranties to each other Party:

(1)	It is duly formed, is validly existing and in good standing under the laws of the State of Nevada, and has all company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on it.

(2)	It is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on it.

(3)	The execution, delivery and performance by it of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(4)	The execution and delivery of this Agreement and the performance by it of its obligations under this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body agency, official or authority, except for the filing of one or more IP Assignment and Assumption Agreements with the U.S. Patent and Trademark Office (the “USPTO”) and other institutions and offices with similar functions in foreign jurisdictions.

(5)	The execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and performance of its obligations under this Agreement do not and will not (i) violate its organization or governance documents, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any third party, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it, or to a loss of any benefit to which it is entitled under any provision of any agreement or other instrument binding upon it, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of it, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of it; provided, however, that clauses (ii) and (iii) are limited to circumstances and events that would have a material adverse effect on the Parties. A “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

ii.            Additional Representations and Warranties of Contributor. Contributor makes the following representations and warranties to the Company:

(1)	As of the time of the execution and delivery of this Agreement, Contributor (i) owns all right, title and interest in, to and under the Intellectual Property Rights and the other Transferred Assets set forth on Schedule A subject to the IP Assignment and Assumption Agreement, which when transferred hereby are free of all Liens, and (ii) has the rights to use all Intellectual Property Rights it purports to have or has rights to use, which, in the aggregate constitutes all Intellectual Property Rights necessary or required for use in connection with Contributor’s therapeutics business as presently conducted. Except as set forth on Schedule B, Contributor has not received any notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, expiration, suspension or termination of such rights. Except as set forth on Schedule B, Contributor has not received any notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, Contributor does not otherwise have any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property Rights or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of Contributor violates or infringes upon the rights of any third party. The granted patents included within such Intellectual Property Rights are, to the best knowledge of Contributor, enforceable and there is no existing infringement by, or Lien possessed by a third party of any of the Intellectual Property Rights. Contributor has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties. Contributor has no Intellectual Property Right registered, or subject to pending applications, in the USPTO or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth on Schedule A, or has granted any licenses with respect thereto other than as set forth on Schedule A. Schedule A also sets forth all contractual obligations or other arrangements of Contributor as in effect on the date hereof pursuant to which Contributor has a license or other right to use any Intellectual Property owned by a third party and the dates of the expiration of such contractual obligations or other arrangements (collectively, together with such contractual obligations or other arrangements as may be entered into by Contributor after the date hereof, the “License Agreements”). All License Agreements and related rights are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of Contributor with respect to manufacturing standards, quality control or specifications and Contributor is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(2)	Contributor acknowledges that the securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Contributor is able to bear the economic risk of holding the securities for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

C.       Covenants

i.             Further Assurances. If, at any time after the Effective Date, any further action is necessary to carry out the purposes of this Agreement, the Parties hereto will take such lawful action, including signing such additional documentation, as is reasonably requested by any other Party to fully carry out the transactions contemplated by this Agreement. To this end, Contributor shall assign all of its rights, title, and interest in, to, and under any agreements with respect to its drug candidates relative to its therapeutics business whether or not such candidates are part of the manufacturing process as well as contribute any revenues collected in connection therewith.

ii.            Post-Closing Litigation Cooperation. At all times from and after the Effective Date, the Parties will use their commercially reasonable efforts to make available to the other, upon reasonable written request, its, and its subsidiaries’, officers, directors, employees, and agents as witnesses or for providing litigation assistance (such as cooperating in a factual background investigation) to the extent that (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved and (b) there is no conflict in the Action between the Parties. A Party providing witness or litigation services to the other Party under this Section C(ii) will be entitled to receive from the recipient of such services, upon the presentation of invoices therefore, payments for amounts relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), that are reasonably incurred in providing such witness services.

iii.           Post-Closing Cost Control. Until the closing of the Transactions, the Company will use its reasonable best efforts to control operating expenses and other costs.

D.       Survival

i.             Survival of Covenants and Agreements. All covenants and agreements herein shall survive the Effective Date and shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

E.       Other Provisions

i.             Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of the Company and Contributor.

ii.            Waiver of Compliance; Consents. Any failure of either Party to comply with any obligation, covenant, agreement, or condition herein, to the extent legally allowed, may be waived in writing by the other Party, but any such waiver or failure to insist upon strict compliance with the obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party to this Agreement, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section E(ii).

iii.           Transfer and Sales Tax. Notwithstanding any provisions of applicable law, (a) all sales, use, and transfer taxes, and (b) all governmental charges, if any, payable as a result of the transfer of any of the Transferred Assets hereunder shall be borne by the Contributor. The Parties shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable laws in connection with the payment of such transfer taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such laws, the amount of any such transfer taxes payable in connection therewith.

iv.          Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall only be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the Business Day after delivery to FedEx Corporation or similar overnight courier or the Priority Mail Express service maintained by the United States Postal Service, postage prepaid and properly addressed, if sent via mail, or (c) on the date of service if sent via facsimile communication or electronic mail communication (provided that such electronic mail communication is transmitted utilizing either “html” or “pdf” format and the sender has not, within 24 hours of transmission, received an error message indicating that the transmission was not delivered to the recipient), to the Party as follows:

If to Contributor:

4400 Route 9 South, Suite 1000
Freehold, New Jersey 07728
Attn: Francis Knuettel II
Email: frank@channeltxco.com

With a copy to:

Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: David Danovitch
Email: ddanovitch@sullivanlaw.com

If to the Company:

Channel Pharmaceutical Corporation
4400 Route 9 South, Suite 1000
Freehold, New Jersey 07728
Attn: Francis Knuettel II
Email: frank@channeltxco.com

With a copy to:

Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: David Danovitch
Email: ddanovitch@sullivanlaw.com

v.           Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as set forth below, neither this Agreement nor the rights or obligations of any Party hereunder shall be assignable or transferable by such Party without the prior written consent of the other Party hereto; provided, however, that (a) each of the Parties shall have the right to assign any of its rights under this Agreement to any of its affiliates and to any purchaser of a material portion of its assets, so long as such Party remains liable for its obligations hereunder notwithstanding such assignment, and (b) each of the Parties may assign its rights hereunder for collateral security purposes to any lenders or agent of lenders or to any assignees of any such lenders or agent.

vi.          Rules of Interpretation. As used in this Agreement:

a.       “including” means “including, without limitation,”;

b.       all references to statutes are deemed to refer to such statutes as amended from time to time or as superseded by comparable successor statutory provisions.

vii.         Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect the interpretation hereof.

viii.        Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contain the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. There are no restrictions, promises, representations, warranties (express or implied), covenants, agreements, or undertakings of the parties, other than those expressly set forth or referred to in this Agreement.

ix.           Severability. If any provision hereof is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and shall in no way be affected or invalidated.

x.            Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Nevada to be applied.

xi.           Consent to Jurisdiction. Each Party to this Agreement agrees and consents to the exclusive jurisdiction of any court sitting in New York, New York and the United States District Court for the Southern District of New York (if federal jurisdiction exists), and any applicable appellate courts, with respect to all matters relating to this Agreement and to the transactions contemplated hereby, waives all objections based on lack of venue and forum non-conveniens and irrevocably consents to the personal jurisdictions of all such courts.

xii.          Certain Definitions.

“Action” means any action, suit, arbitration, inquiry, proceeding, or investigation by or before any court, governmental body or agency, or arbitrator.

“Business Day” means any day other than a Saturday, Sunday, United States federal holiday or a day that the Federal Reserve Bank of New York is closed.

“Know How” means technical and other information, including, but not limited to, proprietary and nonproprietary information and trade secrets, that comprises or relates to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, assays, research, procedures, designs for experiments and tests and results of experimentation and testing, including results of research and development, manufacturing processes specifically related to the use of NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks, and all Contributor drug candidates, and related specifications and techniques, chemical, pharmacological, toxicological, clinical, analytical, and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries or related information contained in submissions to and information from regulatory authorities. Know How includes documents containing Know How, whether electronic or otherwise.

“Liabilities” means all known losses, claims, judgments, lawsuits, damages (including punitive damages), penalties, fines, liabilities (including strict liability), obligations, encumbrances, liens, taxes, costs, interest, expenses (including reasonable legal and accounting fees), defense costs, or other amounts due, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due.

“Transactions” means the planned merger of a subsidiary of Contributor with and into a subsidiary of Ligand Pharmaceuticals Incorporated, a Delaware corporation, and a concurrent PIPE Financing intended to be consummated by Contributor.

[Signature Page Follows]

The Parties have executed this Agreement as of the Effective Date.

CONTRIBUTOR:

CHANNEL THERAPEUTICS CORPORATION

By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Executive Officer and Chief Financial Officer

RECIPIENT:

CHANNEL PHARMACEUTICAL CORPORATION

By:	/s/ Francis Knuettel
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

Signature Page to Contribution Agreement

Schedule A
Transferred Assets

Registered Copyrights and applications

None.

Registered Trademarks and applications

None.

Patents

Schedule B

Intellectual Property Rights Notices

Exhibit A

Form of IP Assignment and Assumption Agreement

[See attached.]